New Mountain Finance Corporation Announces December 31, 2025 Financial Results

Reports Fourth Quarter Net Investment Income of $0.32 per Share and Declares a First Quarter Distribution of $0.32 per Share

NEW YORK--(BUSINESS WIRE) — February 24, 2026 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter and year ended December 31, 2025.
Fourth Quarter and Recent Highlights1
•Net investment income of $33.0 million, or $0.32 per weighted average share
•Net asset value of $11.52 per share compared to $12.06 per share as of September 30, 2025
•Signed a definitive agreement (the "Secondary Sale") to sell $477 million of assets to a third party at 94% of December 31, 2025 fair value for the purposes of increasing portfolio diversification, reducing PIK income and enhancing financial flexibility
•New Mountain plans to permanently reduce NMFC’s incentive fee to 15% over an 8% hurdle at the expiration of the dividend protection program, effectively making the program permanent
•~95% of the portfolio is rated green on our internal heatmap
•Improved asset mix with senior oriented asset mix around 80%, compared to 75% as of December 31, 2024
•Declared a first quarter 2026 distribution of $0.32 per share, payable on March 31, 2026, to holders of record as of March 17, 2026
•Given continued base rate compression, lower market spreads and an increasingly senior asset mix, we expect to reduce the dividend to $0.25 per share, starting in Q2 of 2026, representing a pro forma yield of ~12% at our current stock price and ~9% yield at our estimated book value post Secondary Sale

($ in millions, except per share data)	Q4 2025	Q4 2024
Net Investment Income per Weighted Average Share	$0.32	$0.32
Regular & Supplemental Dividends Paid per Share in Quarter	$0.32	$0.33
Annualized Dividend Yield[2]	15.7%	10.7%

	December 31, 2025	September 30, 2025
Investment Portfolio[3]	$2,755.5	$2,957.1
NAV per Share	$11.52	$12.06
Statutory Debt/Equity[4]	1.26x	1.26x
Statutory Debt/Equity (Net of Available Cash)[4]	1.21x	1.23x
Management Comments on Fourth Quarter Performance
“In Q4, NMFC covered its dividend, despite tight credit spreads in the market generally,” said Steven B. Klinsky, NMFC’s Chairman and New Mountain Capital CEO. “We are taking proactive steps to strengthen NMFC, including voluntarily reducing our incentive fees, and completing asset sales at valuations meaningfully above where our stock trades. We remain committed to maintaining credit discipline and serving our shareholders.”
John R. Kline, NMFC CEO, added: “We believe that the $477 million asset sale represents a positive catalyst for our business as we seek to reduce PIK income, diversify our portfolio and allocate capital to both new loans and stock buybacks. Since the end of Q3, NMFC has repurchased $30 million worth of shares and we expect repurchases to continue in 2026, underscoring our confidence in NMFC’s long-term value.”

Portfolio and Investment Activity3
As of December 31, 2025, the Company’s NAV1 was $1,182.2 million and its portfolio had a fair value of $2,755.5 million of investments in 114 portfolio companies, with a weighted average YTM at Cost5 of approximately 10.5%. For the three months ended December 31, 2025, the Company originated $29.5 million of investments6, offset by $139.7 million of repayments6 and $55.2 million of sales.
Portfolio and Asset Quality
NMFC’s mandate is to primarily target businesses in the middle market that, consistent with New Mountain’s private equity platform, are high quality, defensive growth companies in industries that are well-researched by New Mountain. The Company’s focus is on defensive growth businesses that generally exhibit the following characteristics: (i) acyclicality, (ii) sustainable secular growth drivers, (iii) niche market dominance and high barriers to competitive entry, (iv) recurring revenue and strong free cash flow, (v) flexible cost structures and (vi) seasoned management teams.

Portfolio Industry Composition based on Fair Value7

Business Services		Software
Utility & Data Center Services	4.9%	ERP	6.9%
Real Estate Services	4.5%	Finance & Accounting	5.3%
Digital Transformation	2.6%	Human Capital Management	4.3%
Compliance Services	2.5%	IT Infrastructure & Security	3.5%
Insurance & Benefits Services	2.4%	Governance, Risk & Compliance	1.6%
Misc Services	2.4%	Commerce & Supply Chain	0.6%
Data & Information Services	1.4%	Total Software	22.2%
Field Services	1.0%
Engineering & Consulting Services	0.7%	Financial Services & Technology
Total Business Services	22.4%	Financial Services	4.5%
		Integrated Payments	1.7%
Healthcare		Financial Technology	1.1%
Healthcare Services	11.4%	Total Financial Services & Technology	7.3%
Healthcare IT & Tech-Enabled Services	5.8%
Pharma Services	2.0%	Other Industries
Healthcare Products	0.4%	Consumer Services	8.2%
Total Healthcare	19.6%	Distribution & Logistics	6.7%
		Education	5.0%
		Packaging	3.2%
		Other	5.4%
		Total Other Industries	28.5%

The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry, or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Green, Yellow, Orange and Red with Green reflecting an investment that is in-line with or above expectations and Red reflecting an investment performing materially below expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of December 31, 2025:

(in millions)	As of December 31, 2025
Risk Rating	Cost	Percent	Fair Value	Percent	Weighted Average Mark
Green[8]	$2,700.0	91.8%	$2,611.1	94.8%	98.6%
Yellow[3]	85.4	2.9%	55.5	2.0%	64.8%
Orange	156.7	5.3%	88.9	3.2%	64.8%
Red	—	—	—	—	—
Total	$2,942.1	100.0%	$2,755.5	100.0%

As of December 31, 2025, nearly all investments in the Company’s portfolio had a Green Risk Rating, with the exception of five portfolio companies that had a Yellow Risk Rating, nine portfolio companies that had an Orange Risk Rating. As of December 31, 2025 there were no portfolio companies that had a Red Risk Rating.
The following table shows the Company’s investment portfolio composition as of December 31, 2025:

(in millions)
Investment Portfolio Composition	December 31, 2025	Percent of Total
First Lien	$1,818.2	66.0%
Senior Loan Funds (SLP III & SLP IV) & NMNLC	387.5	14.1%
Second Lien[3]	104.7	3.8%
Subordinated	121.5	4.4%
Preferred Equity	232.6	8.4%
Common Equity and Other[9]	91.0	3.3%
Total	$2,755.5	100.0%
Liquidity and Capital Resources
As of December 31, 2025, the Company had cash and cash equivalents of $80.7 million and total statutory debt outstanding of $1,492.7 million4. The Company's statutory debt to equity was 1.26x (or 1.21x net of available cash) as of December 31, 2025. Additionally, the Company's wholly owned SBIC subsidiaries had $196.2 million of SBA-guaranteed debentures outstanding as of December 31, 2025. As of December 31, 2025, the Company had $856.0 million of available capacity on its Holdings Credit Facility, NMFC Credit Facility and Unsecured Management Company Revolver.
Fourth Quarter 2025 Conference Call
New Mountain Finance Corporation will host an earnings conference call and webcast at 11:30 am Eastern Time on Wednesday, February 25, 2026. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.
•United States: +1 (877) 443-9109
•International: +1 (412) 317-1082
•Live Audio Webcast
A replay of the conference call can be accessed one hour after the end of the conference call through May 25, 2026. The full webcast replay will be available through February 25, 2027. To access the earnings webcast replay please visit the New Mountain Investor Relations website.
•United States: +1 (877) 344-7529
•International: +1 (412) 317-0088
•Access Code: 4464661

For additional details related to the quarter ended December 31, 2025, please refer to the New Mountain Finance Corporation Annual Report on Form 10-K filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

(1)Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(2)Dividend yield calculation uses the closing stock price of $8.15 on February 20, 2026 and $11.94 on February 24, 2025 and includes regular dividends for Q4 2025 and regular and supplemental dividends for Q4 2024.
(3)Includes collateral for securities purchased under collateralized agreements to resell.
(4)Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.
(5)References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the Sterling Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.
(6)Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales exclude revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
(7)Excludes NMFC Senior Loan Program III LLC ("SLP III"), NMFC Senior Loan Program IV LLC ("SLP IV") and NMNLC.
(8)Includes investments held in NMNLC.
(9)Includes investments classified as structured finance obligations.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)

	December 31, 2025	December 31, 2024
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,060,391 and $2,298,083, respectively)	$2,002,306	$2,277,352
Non-controlled/affiliated investments (cost of $131,221 and $124,254, respectively)	60,702	112,776
Controlled investments (cost of $720,503 and $679,587, respectively)	679,005	700,896
Total investments at fair value (cost of $2,912,115 and $3,101,924, respectively)	2,742,013	3,091,024
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	13,500	13,500
Cash and cash equivalents	80,718	80,320
Interest and dividend receivable	38,549	42,379
Derivative asset at fair value	5,647	—
Receivable from unsettled securities sold	4,138	—
Receivable from affiliates	381	213
Other assets	17,907	19,265
Total assets	$2,902,853	$3,246,701
Liabilities
Borrowings
Unsecured Notes	$991,585	$978,503
Holdings Credit Facility	420,063	294,363
SBA-guaranteed debentures	196,205	300,000
NMFC Credit Facility	81,074	27,944
2022 Convertible Notes	—	260,091
Deferred financing costs (net of accumulated amortization of $45,302 and $63,971, respectively)	(17,875)	(24,191)
Net borrowings	1,671,052	1,836,710
Payable to broker	14,630	3,230
Interest payable	11,892	17,109
Management fee payable	9,176	10,467
Incentive fee payable	3,018	8,625
Deferred tax liability	1,819	1,410
Payable for unsettled securities purchased	463	—
Derivative liability at fair value	366	7,423
Other liabilities	2,181	2,436
Total liabilities	1,714,597	1,887,410
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 107,851,929 and 107,851,415 shares issued, respectively, and 102,638,388 and 107,851,415 shares outstanding, respectively	1,079	1,079
Paid in capital in excess of par	1,354,726	1,365,852
Treasury stock at cost, 5,213,541 and 0 shares held, respectively	(51,952)	—
Accumulated overdistributed earnings	(121,676)	(13,592)
Total net assets of New Mountain Finance Corporation	$1,182,177	$1,353,339
Non-controlling interest in New Mountain Net Lease Corporation	6,079	5,952
Total net assets	$1,188,256	$1,359,291
Total liabilities and net assets	$2,902,853	$3,246,701
Number of shares outstanding	102,638,388	107,851,415
Net asset value per share of New Mountain Finance Corporation	$11.52	$12.55

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Year ended December 31,
	2025	2024	2023
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$201,743	$232,023	$249,851
PIK interest income	12,011	17,573	15,968
Dividend income	1,382	3,987	193
Non-cash dividend income	15,911	19,286	17,481
Other income	5,542	7,686	4,981
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	1,320	1,443	1,951
PIK interest income	4,358	3,648	2,183
Non-cash dividend income	2,594	5,843	4,625
Other income	250	250	251
From controlled investments:
Interest income (excluding PIK interest income)	6,751	5,800	5,386
PIK interest income	13,833	15,649	15,443
Dividend income	47,991	48,640	45,905
Non-cash dividend income	10,445	6,446	5,303
Other income	2,953	3,392	5,315
Total investment income	327,084	371,666	374,836
Expenses
Interest and other financing expenses	123,718	136,636	124,784
Management fee	38,787	45,522	45,610
Incentive fee	30,761	36,385	38,303
Professional fees	4,632	4,379	3,771
Administrative expenses	4,155	4,222	4,101
Other general and administrative expenses	1,784	2,039	2,068
Total expenses	203,837	229,183	218,637
Less: management and incentive fees waived	(13,132)	(3,739)	(4,117)
Net expenses	190,705	225,444	214,520
Net investment income before income taxes	136,379	146,222	160,316
Income tax expense	21	262	418
Net investment income	136,358	145,960	159,898
Net realized (losses) gains:
Non-controlled/non-affiliated investments	4,260	(45,365)	(49,267)
Controlled investments	38,898	2,000	16,413
New Mountain Net Lease Corporation	—	1,533	—
Foreign currency	—	420	13
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(40,766)	52,581	47,956
Non-controlled/affiliated investments	(59,041)	(37,242)	(19,052)
Controlled investments	(62,807)	336	(18,588)
Securities purchased under collateralized agreements to resell	—	(3,000)	(39)
Foreign currency	480	(606)	100
Provision for taxes	(409)	(2,114)	(1,344)
Net realized and unrealized losses	(119,385)	(31,457)	(23,808)
Net increase in net assets resulting from operations	16,973	114,503	136,090

Less: Net increase in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	(485)	(1,060)	(747)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$16,488	$113,443	$135,343
Basic earnings per share	$0.16	$1.06	$1.34
Weighted average shares of common stock outstanding - basic	106,150,261	106,570,782	101,118,302
Diluted earnings per share	$0.16	$1.03	$1.24
Weighted average shares of common stock outstanding - diluted	121,093,317	125,463,389	123,488,882
Distributions declared and paid per share	$1.28	$1.37	$1.49

ABOUT NEW MOUNTAIN FINANCE CORPORATION
New Mountain Finance Corporation (NASDAQ: NMFC) is focused on providing direct lending solutions to U.S. upper middle market companies backed by top private equity sponsors. Our investment objective is to generate current income and capital appreciation through the sourcing and origination of senior secured loans and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Our differentiated investment approach leverages the deep sector knowledge and operating resources of New Mountain Capital, a global investment firm with approximately $60 billion of assets under management.
ABOUT NEW MOUNTAIN CAPITAL
New Mountain Capital ("NMC") is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with approximately $60 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.
CONTACT
New Mountain Finance Corporation
Investor Relations
Laura C. Holson, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505